UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 2, 2007
INSIGHT ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25092	86-0766246

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1305 West Auto Drive, Tempe, Arizona	85284

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(480) 902-1001
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EX-99.1

Item 2.02. Results of Operations and Financial Condition.
On May 2, 2007, Insight Enterprises, Inc. (“the Company”) announced by press release its preliminary results of operations for the three months ended March 31, 2007. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein. The information disclosed under this Item 2.02, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
On May 2, 2007, the Company announced the retirement of Mr. Stanley Laybourne, the Company’s chief financial officer, secretary and treasurer. Mr. Laybourne’s retirement is expected to take effect within the next 120 days.
In connection with his retirement, the Company has agreed to provide Mr. Laybourne payments and benefits consistent with those required for termination without cause under his existing employment agreement with the Company, previously filed with the SEC. In addition, the Company has agreed to extend the exercise period for Mr. Laybourne’s vested, unexercised options to 90 days following his retirement date.
A copy of the press release announcing Mr. Laybourne’s resignation is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description

99.1	Press release dated May 2, 2007.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insight Enterprises, Inc.
Date: May 2, 2007	By:	/s/ Stanley Laybourne
Stanley Laybourne
Chief Financial Officer, Secretary and Treasurer